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                                                                    Exhibit 32.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


       Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Richard E. Staedtler, Chief Executive Officer of Castle Energy Corporation (the "Company"), hereby certifies that:

       a) The Company's Form 10-K Annual Report for the year ended September 30, 2005 (the "Report") fully complies with the requirements of
              Section 13(a) of the Securities Exchange Act of 1934; and

       b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                  Dated:   December 1, 2005             /S/ RICHARD E. STAEDTLER
                           ----------------             ------------------------
                                                        Richard E. Staedtler
                                                        Chief Executive Officer

       A signed original of this written statement required by Section 906 has been provided to Castle Energy Corporation and will be retained by Castle Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.